                                                                   EXHIBIT 10.12

                    SENIOR SECURED PROMISSORY NOTE

                                                       Mountain View, California
$5,000,000.00                                               August 4, 1995

          Amati Communications Corporation, a California corporation ("Obligor"), for value received, hereby promises to pay to the order of ICOT Corporation, a Delaware corporation or holder ("Payee"), in lawful money of the United States at the address of Payee set forth below, the principal sum of Five Million Dollars ($5,000,000), plus interest thereon at the lowest rate required to avoid the computation of interest under federal and income state tax laws or regulations. From time to time, Obligor may draw against the maximum principal amount of this Note. Such draws shall be noted by Payee on Exhibit A. The outstanding principal of this Note shall be due and payable as set forth below.

          As partial consideration for this Note, Payee has delivered to Obligor for cancellation secured promissory notes in the principal amounts of $750,000 and $2,650,000, dated March 21, 1995 and May 15, 1995, respectively. A portion of the principal of this Note is represented by the principal and accrued interest on those notes and all such indebtedness shall be deemed part of and outstanding under this Note.

          This Note is entitled to the benefits provided in the Security Agreement between Obligor and Payee dated as of May 15, 1995, as amended by Amendment No. 1 dated August 4, 1995, as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

          This Note shall be due and payable in full at the earlier of (a) November 30, 1995 or (b) a material breach by Obligor of the Amended and Restated Agreement and Plan of Reorganization and Merger among Payee, Obligor and IA Acquisition Corporation dated August 3, 1995. Failure to pay the outstanding principal and interest owed hereunder within 5 days of such event shall be deemed an "Event of Default" under the Security Agreement. This note is a senior note of Obligor.

          In the event that Obligor fails to pay the outstanding principal of this Note upon demand made by Payee in accordance with the terms hereof, Obligor shall pay interest on the unpaid principal of this Note at a rate equal to the prime rate to commercial borrowers of Bank of America NT&SA, San Francisco, in effect from time to time plus 2% per annum or the maximum rate permitted by law, whichever is less, until paid.

          Upon payment in full of the outstanding principal and any interest owed hereunder, this Note shall be surrendered to Obligor for cancellation.

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          Obligor waives its rights to impose any defense (other than payment), set-off, counterclaim or cross-claim in any action brought on this Note.
Obligor waives presentment, demand for performance, notice of performance, protest, notice of protest and notice of dishonor.

          No delay on the part of Payee in exercising any right hereunder shall operate as a waiver of such right under this Note. This Note is being delivered in and shall be construed in accordance with the laws of the State of California.

          If the indebtedness represented by this Note or any part thereof is collected at law or in equity or in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, Obligor agrees to pay, in addition to the outstanding principal and any interest payable hereon, reasonable attorneys' fees and costs incurred by Payee.

          Any notice or other communication (except payment) required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered or upon deposit if deposited in the United States mail for mailing by certified mail, postage prepaid, and addressed as follows:

          If to Payee:

               ICOT Corporation
               3801 Zanker Road
               P.O. Box 5143
               San Jose, California  95150-5143
               Attention:  President

          If to Obligor:

               Amati Communications Corporation
               1975 El Camino Real West
               Mountain View, California  94040
               Attention:  Chairman

Any payment shall be deemed made upon receipt by Payee. Each of the above addressees may change its address for purposes of this paragraph by giving to the other addressee notice in conformance with this paragraph of such new address.

          If any provision of this Note is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Note shall be deemed valid and enforceable to the full extent.


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          IN WITNESS WHEREOF, the Obligor has executed and delivered this Note as of the date first above written.

                    Obligor:  AMATI COMMUNICATIONS CORPORATION


                         By: /s/ John M. Cioffi
                             -----------------------------
                             John M. Cioffi
                             Vice President and Secretary


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

                                    EXHIBIT A
                        TO SENIOR SECURED PROMISSORY NOTE



Maximum Principal Amount:  $5,000,000

Principal and Interest from previous notes:  $
                                              ----------------

Amount available to be drawn:  $
                                -------------------




                                                               Total
                        Principal          Principal         Principal
          Date        Amount Drawn        Amount Paid       Outstanding
          ----        ------------        -----------       -----------

                            $                  $


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